Exhibit 10.2

Standstill Agreement
(Stillhaltevereinbarung)

This Standstill Agreement (Stillhaltevereinbarung) ("Agreement") is made on 23 December 2008 between

1.   Sunrise Hannover Senior Living GmbH & Co. KG, registered with the commercial register
      (Handelsregister) at the local court (Amtsgericht) of Königsstein im Taunus, represented by its sole general partner, PSRZ (Germany) General Partner GmbH, registered with the commercial register at the local court of Königsstein im Taunus under HRB 6199, Frankfurter Str. 1, 61476
      Kronberg im Taunus

– "PropCo" –

2.   Sunrise Hannover GmbH, registered with the commercial register at the local court of
      Königsstein im Taunus under HRB 6613, Frankfurter Str. 1, 61476 Kronberg im Taunus

– "OpCo" –

3.   Sunrise Senior Living Inc., 7902 Westpark Drive, Mc Lean, VA 22102, U.S.A.

– "Guarantor" –

4.   Natixis, London Branch, Cannon Bridge House, 25 Dowgate Hill, London EC4R 2YA,
      United Kingdom

      in its capacity as agent under the Loan Agreements (as defined below) also for and on behalf of the other Finance Parties

– "Agent" –

PropCo, OpCo, the Guarantor and the Agent are hereinafter collectively referred to as the "Parties"
and each a "Party"

The Parties hereby agree as follows:

PREAMBLE:

(A)     OpCo and the Agent are parties to a loan agreement dated 13 March 2006 (the "OpCo Loan
          Agreement") under which, inter alia, the Lender (as defined in the OpCo Loan

          Agreement) have made available to OpCo the Facilities (as defined in the OpCo Loan
          Agreement);

(B)     PropCo and the Agent are parties to a loan agreement dated 13 March 2006 (the "PropCo
          Loan Agreement" and collectively with the OpCo Loan Agreement, the "Loan
          Agreements") under which, inter alia, the Lender (as defined in the PropCo Loan
          Agreement) have made available to PropCo the Facilities (as defined in the PropCo Loan
          Agreement);

(C)     The Guarantor and the Agent are parties to (i) a funding obligation agreement dated 26 June
          2006 with PropCo (the "PropCo Funding Obligation") and (ii) a funding obligation agreement dated 26 June 2006 with OpCo (the "OpCo Funding Obligation" and collectively with the
          PropCo Funding Obligation, the "Funding Obligations"). Under the Funding Obligations, the
          Guarantor has agreed, subject to the terms set out therein, to pay to the Agent amounts equal to the Cash Flow Deficit (as defined in the Funding Obligations) of OpCo or PropCo, as the case may be;

(D)     The Loan Agreements contain certain financial covenants, inter alia, not to exceed the LTV
          Threshold. Per Clause 6.3.1.3 of the Loan Agreements, if the LTV Threshold is exceeded, the respective Borrower has to, within 14 days after notification by the Agent, provide the Agent with (or procure the provision of) additional security of a nature as further set out in the Loan
          Agreements, or, if proposals of such security are not made within time, is deemed to have elected for prepayment of a portion of the Loans to an extent that the Loans are reduced to a sum not exceeding the LTV Threshold;

(E)     Per letter dated 7 November 2008, the Borrowers have requested the Agent’s consent for the closure of the Hannover care home operated by PropCo and OpCo which has not been approved by the Agent;

(F)     Per letter dated 17 November 2008, the Agent informed PropCo, OpCo and the Guarantor that per a valuation by Atrisreal Limited, the Loan-To-Value Ratio was 204.7%, and asked the
          Borrowers to comply with the procedures set out in the Loan Agreements;

(G)     Per letters dated 3 December 2008, the Agent informed PropCo and OpCo that it has not received any proposals from the Borrower and that they were deemed to have elected for prepayment, and informed the Guarantor that a cash flow deficit of EUR 11,224,376 existed which the Guarantor had to pay under the Funding Obligations;

(H)     Per letter dated 4 December 2008 from PropCo and OpCo to the Agent, PropCo and OpCo reserved their rights to dispute a breach of the LTV Threshold, and stated that they should not be deemed to have elected for a prepayment due to the previous discussions between the Agent and them about the provision of additional collateral;

(I)      Per letter dated 18 December 2008, the Agent served a demand on the Guarantor for payment of an amount equal to the cash flow deficit of EUR 11,224,376 pursuant to the Funding Obligations;

(J)      It is contemplated that the Parties have entered, or will enter, into a Pre-Negotiation and Standstill
          Agreement (the “US Standstill Agreement”) dated on or about the date hereof with respect to
          Guarantor’s obligations under the Funding Obligations;

(K)     It is contemplated that the Guarantor intends to enter into a temporary agreement with Bank of
          America (the “BoA Agreement”) dated on or after the date hereof with respect to Guarantor’s obligations under the Senior Secured Revolving Facility dated 2 December 2005;

(L)      As the Parties intend to continue their discussions in good faith, it is the Parties' intention to enter into this Agreement.

The Parties agree as follows:

1.       Definitions and interpretation

          Capitalized terms used herein shall, unless defined otherwise herein, have the same meaning as in the Loan Agreements.

2.       Standstill Agreement

          Until termination of this Agreement in accordance with Clause 3 below, the Agent (on behalf of the Finance Parties) agrees

          (a)     not to enforce (durchsetzen) its claims for prepayment of the Loans (or any portion thereof)
                   based on Clause 6.3.1.3 of the Loan Agreements (either by filing of legal proceedings of any kind or by realization of any security granted under or in connection with the Loan
                   Agreements, with the exception of the Funding Obligations which are subject to the US
                   Standstill Agreement), and that any prepayment obligation (with the exception of any obligation under the Funding Obligations which are subject to the US Standstill Agreement)
                   shall be deferred (gestundet);

          (b)     not to accelerate (kündigen) the Loans (or any portion thereof) based on a breach of the
                   LTV Threshold which has arisen, or might potentially arise, due to the facts and circumstances described in Preamble (D) herein or in connection therewith;

          (c)     not to demand that additional security is provided, other than the provision of additional security as required pursuant to Clause 6.3.1.3 of the Loan Agreements which is currently subject of the Parties' negotiations.

3.       Term

          This Agreement shall remain effective until the later of:

          (a)     60 calendar days after the date of this Agreement; or

          (b)     the final termination date of the BoA Agreement.

          In any case, irrespective of (a) and (b) above, this Agreement shall expire on 31 March 2009
          (the “Long Stop Date”).

4.       Event of Default

          Upon the occurrence of any of the following events of default this Agreement shall automatically terminate and the Agent shall have the right to exercise all rights and remedies available to the
          Agent under the Loan Agreements:

          (a)     the Parties having definitely aborted their negotiations and this has been confirmed by the relevant other Party/Parties in writing, such confirmation not to be unreasonably withheld.
                   The Parties, as of the date of this Agreement, consider it more likely than not (überwiegend wahrscheinlich) that a solution can be reached which will enable OpCo and PropCo to continue to trade as a going concern (Fortführung des Geschäftsbetriebs);

          (b)     the Acceleration of the Loan Agreements based on an Event of Default (other than a breach of the LTV Threshold);

          (c)     an application for the opening of insolvency proceedings or the commencement of insolvency proceedings (Eröffnung des Insolvenzverfahrens) with respect to PropCo or
                   OpCo; and

          (d)     the termination of the US Standstill Agreement (including by way of an early termination).

5.       No waiver of rights or defenses

          Nothing in this Agreement shall, to the extent not expressed herein, constitute a waiver, amendment or termination of any agreement between the Parties or of the rights, remedies or defenses any Party has against the other party and the Parties confirm that the Loan Agreements and any security granted in connection therewith remain in full force and effect to the extent they have been in full force and effect would it not have been for this Agreement.

6.       Confirmations

          OpCo and PropCo confirm that

          (a)     subject to the execution of this Agreement, neither OpCo nor PropCo is overindebted
                   (überschuldet) or illiquid (zahlungsunfähig) for the purpose of Sections 17 – 19 of the
                   German Insolvency Code (Insolvenzordnung);

          (b)     the execution of this Agreement does not impair other creditors of PropCo or OpCo; and

          (c)     to the best of their knowledge, it is not anticipated that during the term of this Agreement the financial situation of OpCo and PropCo will deteriorate leading to any of the effects described in (a) and (b) of this Clause.

7.       Covenants

          OpCo and PropCo shall

          (a)     observe and perform all their respective obligations under the Loan Agreements;

          (b)     provide the Agent with such information about the financial status and condition of the
                   Borrowers as the Agent may reasonably request from time to time. Each Borrower authorizes and allows the Agent and its representatives, upon reasonable notice and at any reasonable time during normal business hours, to examine, at its own cost and expense,
                   Borrower's financial books and records and all other records relating or pertaining to the operation of the Property, and the Agent shall be permitted, at its own cost and expense, to photocopy any such books and records;

          (c)     provide the Agent immediately after execution with a copy of the BoA Agreement, and

          (d)      not take legal proceedings or actions against the Agent during the term of this Agreement.

8.       Miscellaneous

          (a)      If at any time, any one or more of the provisions hereof is or becomes invalid, illegal or unenforceable in any respect under the law of any jurisdiction, such provision shall as to such jurisdiction, be ineffective to the extent necessary without affecting or impairing the validity, legality and enforceability of the remaining provisions hereof or of such provisions in any other jurisdiction.The invalid, illegal or unenforceable provision shall be deemed to be replaced with such valid, legal or enforceable provision which comes as close as possible to the original intent of the parties and the invalid, illegal or unenforceable provision. Should a gap (Regelungslücke) become evident in this
                    Agreement, such gap shall, without affecting or impairing the validity, legality and enforceability of the remaining provisions hereof, be deemed to be filled in with such provision which comes as close as possible to the original intent of the Parties.

          (b)     Changes and amendments to this Agreement including this Clause 7 shall be made in writing.

          (c)      This Agreement is governed by the laws of the Federal Republic of Germany.

          (d)      The place of jurisdiction for any and all disputes arising under or in connection with this
                    Agreement shall be the district court (Landgericht) in Frankfurt am Main. The Agent however, shall also be entitled to take action against any of the other Parties in any other court of competent jurisdiction.

          (e)      All duly evidenced costs, charges, fees and expenses triggered by this Agreement or incurred in connection with its preparation, translation, execution or amendment (in each case including duly evidenced fees for legal advisers) shall be paid jointly and severally by
                    OpCo, PropCo and the Guarantor.

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Sunrise Hannover Senior Living GmbH & Co. KG
by its general partner PSRZ (Germany) General Partner GmbH

/s/ Richard J. Nadeau

Name: Richard J. Nadeau

Title: Geschäftsführer

Sunrise Hannover GmbH

/s/ Tiffany L. Tomasso

Name: Tiffany L. Tomasso

Title: Geschäftsführer

Sunrise Senior Living Inc.

/s/ Richard J. Nadeau

Name: Richard J. Nadeau

Title: Chief Financial Officer

Natixis, London Branch

/s/ Gregoire Hennekinne                                   /s/ David Newby

Name: Gregoire Hennekinne                            Name: David Newby

Title:   Director                                                Title:    Managing Director